UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2014

CYCLONE POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54449 (Commission File Number)	26-0519058 (IRS Employer Identification No.)

601 NE 26th Court, Pompano Beach, Florida (Address of principal executive offices)	33064 (Zip Code)

Registrant’s telephone number, including area code: (954) 943-8721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      Entry into a Material Definitive Agreement

On February 28, 2014 (the “Closing Date”) Union Capital LLC (“Union”) entered into a Debt Purchase Agreement (the “Purchase Agreement”) with TCA Global Credit Master Fund L.P. (“TCA”), pursuant to which Union purchased from TCA $100,000 in principal amount of debt owed to TCA from Cyclone Power Technologies, Inc. (the “Company”) under a Senior Secured Redeemable Debenture, effective September 1, 2013 (the “Debenture”). Subsequent to the closing of the Purchase Agreement, the Company entered into a new 10% Convertible Redeemable Note (the “Note”) with Union, due February 26, 2015, in the principal amount of $100,000.

The principal amount and interest of the Note can be converted to common stock of the Company immediately at a discount of 42% of the average two lowest closing prices for the Company’s common stock in the previous ten day period. The Note was not registered under the Securities Act of 1933 (the Act) and was issued pursuant to an exemption from registration under Section 4(2) of the Act.

The descriptions of the Purchase Agreement and the Note set forth above are qualified in their entirety by reference to the full text of each such agreement, provided as Exhibits hereto.

ITEM 2.03      Creation of Direct Financial Obligation

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 3.02      Unregistered Sales of Equity Securities

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

The Company is relying on an exemption from the registration requirements of the Securities Act of 1933, as amended, for the private placement of our securities under the Note pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction does not involve a public offering, Union is an “accredited investor” and/or qualified institutional buyer and Union has access to information about us and its investment.

ITEM 9.01      Financial Statements and Exhibits

10.37	Debt Purchase Agreement by and between the Union Capital LLC, TCA Global Credit Master Fund, LP and the Company, dated February 28, 2014.

10.38	10% Convertible Redeemable Note by and between the Company and Union Capital LLC, issued February 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 5, 2014	CYCLONE POWER TECHNOLOGIES, INC.

	By:	/s/ Harry Schoell
Harry Schoell Chairman